                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement                / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section
    240.14a-11(c) or Section 240.14a-12

                         Atlantic Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)

                         Atlantic Pharmaceuticals, Inc.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    /X/ No fee required

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                         ATLANTIC PHARMACEUTICALS, INC.
                             1017 MAIN CAMPUS DRIVE
                                   SUITE 3900
                         RALEIGH, NORTH CAROLINA 27606

                                  MAY 8, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Atlantic Pharmaceuticals, Inc. (the "Company"), which will be held at 9:00 A.M. Eastern Standard Time on Wednesday, May 21, 1997, at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019.

    At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

    (i) to elect a Board of four directors to serve for the ensuing year and until their successors are elected and qualified;

    (ii) to approve a form of indemnification agreement to be entered into by and between the Company and its officers and directors; and

   (iii) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

    The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

    After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

    After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope no later than May 14, 1997. If you hold your shares of the Company in street name and decide to attend the Annual Meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of shares of the Company and vote by ballot at the Annual Meeting, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

    A copy of the Company's 1996 Annual Report to Stockholders is also enclosed.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          /s/ Jon D. Lindjord
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   IMPORTANT

    Please mark, date, sign and return the enclosed proxy promptly in the accompanying postage-paid return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                         ATLANTIC PHARMACEUTICALS, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997
                            ------------------------

TO THE STOCKHOLDERS OF ATLANTIC PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Atlantic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 9:00 A.M. Eastern Standard Time on Wednesday, May 21, 1997, at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, for the following purposes:

    1. To elect a Board of four Directors to serve for the ensuing year and until their successors are elected and qualified. The four nominees are Jon D. Lindjord; Yuichi Iwaki, M.D., Ph.D.; Steve H. Kanzer and John K.A. Prendergast, Ph.D.;

    2. To approve a form of indemnification agreement to be entered into by and between the Company and its officers and directors;

    3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is March 24, 1997. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices, 1017 Main Campus Drive, Suite 3900, Raleigh, North Carolina 27606, for at least 10 days prior to the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you hold your shares of the Company in street name and decide to attend the Annual Meeting and vote your shares in person, please notify your broker to obtain a ballot so that you may vote your shares. If you are a holder of record of shares of the Company and vote by ballot at the Annual Meeting, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                          Sincerely,
                                          /s/ Jon D. Lindjord
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Raleigh, North Carolina
May 8, 1997

YOUR VOTE IS VERY IMPORTANT. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                         ATLANTIC PHARMACEUTICALS, INC.

                       1017 MAIN CAMPUS DRIVE, SUITE 3900
                         RALEIGH, NORTH CAROLINA 27606
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

                      GENERAL INFORMATION FOR STOCKHOLDERS

    THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF ATLANTIC PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 9:00 A.M. EASTERN STANDARD TIME ON WEDNESDAY, MAY 21, 1997, AT THE OFFICES OF BROBECK, PHLEGER & HARRISON LLP, 1633 BROADWAY, 47TH FLOOR, NEW YORK, NEW YORK 10019, AND AT ANY ADJOURNMENT THEREOF.

    This Proxy Statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Annual Meeting on or about May 8, 1997.

RECORD DATE AND VOTING

    Stockholders of record at the close of business on March 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, there were 2,913,720 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), outstanding and entitled to vote, and held by 72 stockholders of record. No shares of the Company's preferred stock were outstanding on such date. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting and in this Proxy Statement. Abstentions and broker non-votes (I.E., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

    Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 1017 Main Campus Drive, Suite 3900, Raleigh, North Carolina 27606 or by telephone at (919) 513-7020. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 12, 1997.

                                   IMPORTANT

    PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID, RETURN ENVELOPE NO LATER THAN MAY 14, 1997 SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

REVOCABILITY OF PROXIES

    Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise. Stockholders of record may revoke their proxy by filing with the Secretary of the Company at its principal executive offices at 1017 Main Campus Drive, Suite 3900, Raleigh, North Carolina 27606 a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting their shares in person. Persons who hold their shares of the Company's Common Stock in street name may revoke their Proxy by contacting their broker to obtain a legal ballot and filing such ballot bearing a later date with the Secretary of the Company at its principal executive offices or by attending the Annual Meeting and voting such legal ballot in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

    Whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed Proxy in the accompanying postage prepaid, return envelope no later than May 14, 1997.

    THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 (THE "ANNUAL REPORT") AND ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996 (THE "FORM 10-KSB") HAVE BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. NEITHER THE ANNUAL REPORT NOR THE FORM 10-KSB IS INCORPORATED INTO THIS PROXY STATEMENT AND NEITHER IS CONSIDERED PROXY SOLICITING MATERIAL.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    At the Annual Meeting, a Board of four directors will be elected to serve for one year and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. The Board has selected four nominees, all of whom are current directors of the Company. Lindsay A. Rosenwald, M.D., one of the directors of the Company and the holder of 27% of the shares of Common Stock of the Company, has declined to be nominated for reelection to the Board of Directors. Effective immediately prior to the election of the members of the Board of Directors at the Annual Meeting, the size of the Board will be reduced to four. Accordingly, proxies cannot be voted for more than four directors. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below. The four candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

INFORMATION WITH RESPECT TO NOMINEES

    Set forth below is information regarding the nominees.

NAME OF NOMINEES                                   AGE              POSITION(S) WITH THE COMPANY           DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Jon D. Lindjord..............................          47   Director, President and Chief Executive                1995
                                                            Officer
Yuichi Iwaki, M.D., Ph.D.....................          47   Director                                               1996
Steve H. Kanzer..............................          33   Director                                               1993
John K.A. Prendergast, Ph.D..................          41   Director                                               1994

BUSINESS EXPERIENCE OF NOMINEES

    JON D. LINDJORD assumed the position of Chief Executive Officer and President of the Company effective August 1, 1995 and was elected a director of the Company in December 1995. Since January 13, 1997, Mr. Lindjord also has served as Chief Executive Officer and President of each of the Company's subsidiaries, Optex Ophthalmologics, Inc. ("Optex"), Gemini Technologies, Inc. ("Gemini") and Channel Therapeutics, Inc. ("Channel"). From 1988 to 1994, Mr. Lindjord worked for G.D. Searle, a pharmaceutical company, in a variety of positions including Vice President, Corporate Marketing Planning; Vice President, International Marketing Operations; and, most recently, Managing Director, Eastern Europe and Russia. During the period from 1985 to 1988, Mr. Lindjord instituted a new department at Pfizer Pharmaceuticals with the role of optimizing two-way communications between the marketing, licensing and business units at the New York City headquarters and the research and development division in Groton, Connecticut. During 1984 to 1985, Mr. Lindjord served as Director of Business Development, Medicinal Products at Bristol-Myers International Group. Mr. Lindjord currently serves as a director of Latinvest Fund, an emerging markets growth fund. Mr. Lindjord received his A.B. from Princeton University in 1970 and his M.B.A. from the Darden School at the University of Virginia in 1972.

    YUICHI IWAKI, M.D., PH.D. has served as a director of the Company since August 12, 1996. Dr. Iwaki has been a Director, Transplantation Immunology and Immunogenetics Laboratory in the Department of

Urology at the University of Southern California and a Professor of Urology, Surgery and Pathology at the University of Southern California School of Medicine since 1992. Prior to that, Dr. Iwaki held various academic appointments at the University of Southern California School of Medicine, the University of Pittsburgh, the University of California, Sapporo Medical School, Nihon University School of Medicine, and Tokai School of Medicine. Dr. Iwaki received his M.D. and Ph.D. from Sapporo Medical School in Japan.

    STEVE H. KANZER, ESQ. has served as a director of the Company since its inception. Mr. Kanzer is a Senior Managing Director of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries ("Paramount"), and Paramount Capital Investments LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is associated with Paramount ("Paramount Investments"). Mr. Kanzer is a member of the Board of Directors of Boston Life Sciences, Inc., Endorex Corp. and several other privately held biotechnology companies and is the Chairman of the Board of Directors of Discovery Laboratories, Inc. He has been a founder and director of several other public and private biotechnology companies, including Avigen, Inc., Titan Pharmaceuticals and Xenometrix, Inc. Prior to joining Paramount, Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. Mr. Kanzer received his J.D. from New York University School of Law and a B.B.A. in Accounting from Baruch College.

    JOHN K.A. PRENDERGAST, PH.D. is a co-founder of the Company, as well as of two of its subsidiaries, Optex and Channel. Dr. Prendergast has served as a director of the Company since August 1994. Dr. Prendergast is currently a Managing Director of Paramount Investments and certain affiliated companies, and was a Managing Director of The Castle Group, a venture capital and merchant banking firm ("The Castle Group"), from October 1991 to June 1993. Prior to joining The Castle Group, Dr. Prendergast worked as an investment banker in the Corporate Finance division of the firm D.H. Blair & Co., Inc., an investment bank, from May 1991 to September 1991. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a CSS in Administration and Management from Harvard University.

NUMBER OF DIRECTORS; RELATIONSHIPS

    The Company's Bylaws authorize the Board to fix by resolution the number of directors serving on the Board, provided that such number is one or more. Since August 12, 1996, the number of directors has been fixed at five. Effective immediately prior to the election of the members of the Board at the Annual Meeting, the size of the Board will be reduced to four. All directors hold office until the annual meeting of stockholders following the initial election or appointment of such director and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Officers are appointed to serve at the discretion of the Board.

    There are no family relationships among the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board held eleven meetings and acted several times by unanimous written consent during the 1996 fiscal year. Each of the directors participated in or attended at least 75% of the aggregate number of meetings held during the period that such director was a member of the Board.

    The Board has an Audit Committee and a Compensation Committee, but not a standing Nominating Committee. The Audit Committee, which is composed of Mr. Kanzer and Dr. Prendergast, reviews the professional services provided by the Company's independent auditors and monitors the scope and results of the annual audit; reviews proposed changes in the Company's financial and accounting standards and principles; reviews the Company's policies and procedures with respect to its internal accounting, auditing and financial controls; makes recommendations to the Board on the engagement of the independent auditors and addresses other matters that may come before it or as directed by the Board of Directors. The Audit Committee held one meeting during the 1996 fiscal year.

    The Compensation Committee, which is composed of Mr. Kanzer and Dr. Rosenwald, sets the compensation for certain of the Company's personnel and administers the Company's 1995 Stock Option Plan. The Compensation Committee held one meeting, at which both Mr. Kanzer and Dr. Rosenwald were in attendance, and acted several times by unanimous written consent during the 1996 fiscal year.

DIRECTOR COMPENSATION

    Non-employee Board members are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board. With the exception of Dr. Rosenwald, non-employee Board members are eligible to participate in the automatic stock option grant program pursuant to the Company's 1995 Stock Option Plan. Non-employee directors are granted an option for 10,000 shares of the Company's Common Stock upon their initial election or appointment to the Board and an option for 2,000 shares of the Company's Common Stock on the date of each annual meeting of the Company for those non-employee directors continuing to serve after such meeting. Pursuant to the automatic stock option grant program, the Company granted each of Dr. Prendergast and Mr. Kanzer an option on July 24, 1996 for 2,000 shares of Common Stock at an exercise price of $7.50 per share, the fair market value of the Company's Common Stock on the date of grant. Also pursuant to the automatic stock option grant program, the Company granted Dr. Iwaki an option on August 14, 1996 for 10,000 shares of Common Stock at an exercise price of $7.25 per share, the fair market value of the Company's Common Stock on the date of grant.

    Summercloud Bay, Inc., a corporation wholly owned by Dr. Prendergast, provides scientific and financial advisory services to the Company relating to the viability of the Company's technologies and provides referrals for potential partnering arrangements with the Company, and the Company pays Summercloud Bay, Inc. a monthly consulting fee of $2,500. In connection with Dr. Prendergast's advisory services to the Company, the Company issued a warrant to Dr. Prendergast exercisable for 37,500 shares of its Common Stock at an exercise price of $5.33 per share.

    Pursuant to a Consultancy Agreement, Dr. Iwaki provides medical and technical advisory services to the Company and the Company pays Dr. Iwaki a monthly consulting fee of $2,500.

    Pursuant to a Financial Services Agreement, Dr. Iwaki provides financial advisory services to the Company and the Company will pay a fee to Dr. Iwaki in the event Dr. Iwaki is instrumental to the Company in consummating certain corporate transactions.

    Each employee of the Company who is also a director of the Company does not receive any additional compensation for his service on the Board.

                           PROPOSAL TWO--APPROVAL OF
                       FORM OF INDEMNIFICATION AGREEMENT
                     TO BE ENTERED INTO BY AND BETWEEN THE
                     COMPANY AND ITS OFFICERS AND DIRECTORS

                                  INTRODUCTION

    Subject to stockholder approval at the Annual Meeting, the Company will enter into indemnification agreements ("Indemnification Agreements") with its officers and directors, under Delaware law, in substantially the form attached hereto as Appendix A. The Indemnification Agreements will be applicable to all claims asserted after their effective dates, regardless of the date of the alleged acts or omissions from which they arise. The Company strongly believes that appropriate indemnification agreements with its officers and directors are necessary because stockholder and derivative lawsuits against corporations and their directors and officers have increased in number in recent years. Such suits often demand damages in amounts that have no relationship to the amount of compensation received by the directors or officers from the corporation. Damages sought by class action plaintiffs in some cases amount to millions of dollars and, whether or not the cases are meritorious, the cost of defending them is enormous. Few individual directors or officers have the resources to sustain such legal costs, or to bear the risk of a large judgment. Moreover, statutes and judicial decisions are often ambiguous and inconsistent, creating confusion regarding the risks to which such persons may become personally exposed, and the means of reducing or eliminating such risks.

    Insurance traditionally has provided additional protection to directors and officers by covering expenses of litigation and judgments in a wide range of cases, even if a Delaware company would be prohibited from directly indemnifying its officers and directors under the same circumstances. In recent years, however, insurance for directors' and officers' liability has become either unavailable or available only in reduced amounts and at substantially increased prices. The Company currently maintains such insurance, but the limitations and exclusions from such coverage leaves the Company's directors and officers exposed to significant personal liability. The Company's Certificate of Incorporation currently provides that the Company's officers and directors shall be indemnified to the fullest extent permissible under Delaware law, and the Company's Bylaws currently provide that the Company's directors shall be indemnified to the fullest extent permissible under Delaware law. However, the Company's Certificate of Incorporation and/or Bylaws may be amended to delete or modify the indemnity obligations of the Company. Indemnification pursuant to the proposed Indemnification Agreement would not be affected by any such amendment.

    The combination of the foregoing factors has generally led to increased reluctance on the part of qualified people to serve as directors or officers. The Company requires broad-based and effective direction and supervision by the Company's Board of Directors and officers. Accordingly, the Board has concluded that the Company's officers and directors should receive the maximum protection possible against the types of risks described above, both to retain such persons and to attract additional, qualified personnel. The Board has determined that the Company's interests are best served by supplementing any insurance coverage that the Company may maintain by agreeing by contract to indemnify directors and officers to the fullest extent permitted under applicable law. The Indemnification Agreements are intended to complement the indemnity and related protection available under Delaware law, the Company's Certificate of Incorporation and Bylaws, and any policies of insurance maintained by the Company.

                        DELAWARE GENERAL CORPORATION LAW

    As discussed above, Delaware law specifically authorizes a corporation to extend certain types of indemnity to its directors and officers and allows corporations to provide additional indemnities. The applicable provisions of Delaware law are as follows:

        Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

           (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b).

       Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

           (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

           (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans: references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

           (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Company's Certificate of Incorporation and Bylaws, as well as the proposed Indemnification Agreement, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Board has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), indemnification for liabilities arising under those Acts is contrary to public policy and is, therefore, unenforceable, absent a decision to the contrary by a court of competent jurisdiction.

SUBSTANTIAL INTEREST OF DIRECTORS

    Stockholder approval is not required to permit the Company to enter into the proposed Indemnification Agreement with its officers and directors. The Board is seeking stockholder approval because each of its directors is potentially benefited by entering into the proposed Indemnification Agreement with the Company and, therefore, might be considered to have a personal interest in the agreement. If the proposed Indemnification Agreement is not approved by a majority of the shares of Common Stock represented at the Annual Meeting, under Delaware law it is possible that a director asserting rights under the agreement might have to demonstrate that it was fair to the Company at the time it was approved by the Board. If the form of the Indemnification Agreement is not approved by the stockholders, the Board will reconsider whether the agreement should be approved by the Board. Even if the Indemnification Agreement is approved, the Board in its discretion may decide at any time not to enter into the proposed form of Indemnification Agreement with its officers and directors if the Board believes that so doing would be in the best interests of the Company and its stockholders.

STOCKHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on this Proposal Two is required for approval of the form of Indemnification Agreement to be entered into by and between the Company and its officers and directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends that the stockholders vote FOR the approval of the form of Indemnification Agreement as described in this Proposal Two. The Board believes that approval of the Indemnification Agreement is essential to the Company's efforts in attracting and retaining the services of highly qualified individuals who can contribute significantly to the Company's financial success. ACCORDINGLY, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT.

                   PROPOSAL THREE--RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board has appointed the firm of KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1997, and is asking the stockholders to ratify this appointment.

    In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of KPMG Peat Marwick LLP.

    KPMG Peat Marwick LLP commenced its annual audit of the Company's financial statements in December 1995. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    Certain information about the Company's executive officers is set forth below (information concerning the Company's directors is contained in Proposal One above):

NAME                                      AGE                               POSITION
------------------------------------      ---      -----------------------------------------------------------
Stephen R. Miller, M.D. ............          39   Senior Vice President, Chief Scientific and Medical Officer
Margaret A. Schalk..................          39   Vice President, Investor Relations and Project Management
Shimshon Mizrachi...................          43   Controller and Principal Financial and Accounting Officer

    STEPHEN R. MILLER, M.D. assumed the position of Vice President and Chief Medical Officer effective September 19, 1995 and was promoted to Senior Vice President, Chief Scientific and Medical Officer effective September 19, 1996. Commencing September 19, 1995, Dr. Miller had also served as Vice President and Chief Medical Officer of each of the Company's subsidiaries, Optex, Gemini and Channel. Commencing September 19, 1996, Dr. Miller was promoted to Senior Vice President, Chief Scientific and Medical officer of Optex, Gemini and Channel. From December 1985 through August 1995, Dr. Miller served in a variety of positions of increasing responsibility in the research and development and the marketing divisions of G.D. Searle, a pharmaceutical company, including Senior Director, Technology Planning; Senior Director, International Marketing Operations; Director, Cardiovascular Marketing; and Associate Director, Clinical Research and Development. Dr. Miller is board certified in Internal Medicine and has been an Instructor of Clinical Medicine at the Chicago Medical School since 1985. Dr. Miller received his M.D., SUMMA CUM LAUDE, in 1980 from the University of Witwatersrand Medical School, Johannesburg, South Africa.

    MARGARET A. SCHALK assumed the position of Senior Director, Project Management effective September 19, 1995 and was promoted to Vice President, Investor Relations and Project Management effective September 19, 1996. Commencing September 19, 1995, Ms. Schalk had also served as Senior Director, Project Management of each of the Company's subsidiaries, Optex, Gemini and Channel. Commencing September 19, 1996, Ms. Schalk was promoted to Vice President, Investor Relations and Project Management of Optex, Gemini and Channel. From 1987 to 1995, Ms. Schalk held positions of increasing responsibility in the areas of project management, drug development and marketing at G.D. Searle, a pharmaceutical company, including Senior Product Manager, International Marketing Operations; Director of Project Management, Corporate Medical and Scientific Affairs; and Associate Director, Drug Development, Corporate Medical and Scientific Affairs. Ms. Schalk received her B.S. in 1979 and M.S. in 1983 from the University of Wisconsin, Milwaukee.

    SHIMSHON MIZRACHI assumed the position of Controller and Principal Financial and Accounting Officer effective November 15, 1995. Since November 15, 1995, Mr. Mizrachi also has served as Controller and Principal Financial and Accounting Officer of each of the Company's subsidiaries, Optex, Gemini and Channel. From April 1994 to November 1995, Mr. Mizrachi served as Assistant Manager for Caldor Corp., a regional retail company. From 1987 to April 1994, Mr. Mizrachi held management positions of increasing responsibility for MidIsland Department Stores, a regional retail company. Mr. Mizrachi is a Certified Public Accountant. He received his B.A. in 1974 from Tel Aviv University, his M.B.A. in 1983 from Adelphi University and his second B.A. in 1992 from Queens College in New York.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for the last two fiscal years by the Company's Chief Executive Officer and the three other highest paid executive officers serving as such at the end of 1996 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of the Company received compensation in excess of $100,000 during fiscal year 1996. No executive officer who would otherwise have been included in such table on the basis of 1996 salary and bonus resigned or terminated employment during the year.

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                     COMPENSATION AWARDS
                                                                    ANNUAL COMPENSATION              -------------------
                                                        -------------------------------------------      SECURITIES
                                                                                    OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR(1)    SALARY($)(2)  BONUS($)     COMPENSATION($)     OPTIONS/SARS(#)
-----------------------------------------  -----------  -----------  -----------  -----------------  -------------------
Jon D. Lindjord..........................        1996      195,833       62,500          --                  60,000
  President and Chief Executive Officer          1995       72,717(3)     --             --                 180,000
Stephen R. Miller, M.D. .................        1996      145,175       20,000          --                 100,000
  Senior Vice President, Chief Scientific        1995       40,278(4)     --             --                  39,959
  and Medical Officer
Margaret A. Schalk.......................        1996      104,375       15,000          --                  90,000
  Vice President, Investor Relations and         1995       27,777(5)     --              1,420(6)           26,639
  Project Management
Shimshon Mizrachi........................        1996       91,250       10,000          --                  50,000
  Controller and Principal Financial and         1995       11,250(7)     --              2,000(8)           --
  Accounting Officer

------------------------

(1) The Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time during 1994. Therefore, the Summary Compensation Table includes 1995 and 1996 data only.

(2)  Includes amounts deferred under the Company's SAR-SEP retirement plan.

(3) Mr. Lindjord's annual compensation was $175,000 for the 1995 fiscal year. The Summary Compensation Table sets forth compensation paid to Mr. Lindjord by the Company commencing August 1, 1995, when he first became President and Chief Executive Officer of the Company.

(4) Dr. Miller's annual compensation was $145,000 for the 1995 fiscal year. The Summary Compensation Table sets forth compensation paid to Dr. Miller by the Company commencing September 19, 1995, when he first became employed by the Company.

(5) Ms. Schalk's annual compensation was $100,000 for the 1995 fiscal year. The Summary Compensation Table sets forth compensation paid to Ms. Schalk commencing September 19, 1995, when she first became employed by the Company.

(6) Represents the reimbursement by the Company of certain moving expenses incurred by Ms. Schalk in relocating to Half Moon Bay, California.

(7) Mr. Mizrachi's annual compensation was $90,000 for the 1995 fiscal year. The Summary Compensation Table sets forth compensation paid to Mr. Mizrachi commencing November 15, 1995, when he first became employed by the Company.

(8) Represents the reimbursement by the Company of certain moving expenses incurred by Mr. Mizrachi in relocating to Half Moon Bay, California.

OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the Named Officers during the 1996 fiscal year. Except as described in footnote (1) below, no stock appreciation rights were granted during the 1996 fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                               NUMBER OF
                                              SECURITIES       % OF TOTAL OPTIONS/ SARS
                                          UNDERLYING OPTIONS/   GRANTED TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
NAME                                      SARS GRANTED(#)(1)        FISCAL YEAR(2)         ($/SHARE)(3)       DATE
----------------------------------------  -------------------  -------------------------  ---------------  -----------
Jon D. Lindjord.........................          60,000                      20%            $    5.81       01/15/03
Stephen R. Miller, M.D..................         100,000                   33.33%            $    5.81       01/15/03
Margaret A. Schalk......................          90,000                      30%            $    5.81       01/15/03
Shimshon Mizrachi.......................          50,000                   16.67%            $    5.81       01/15/03

------------------------

(1) Each option has a maximum term of seven years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The grant date for each of the options is January 15, 1996. Each option becomes exercisable in four equal annual installments upon completion of each year of service measured from the grant date. Each option will become immediately exercisable in full upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right pursuant to which the optionee may surrender the option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the surrendered option, the optionee will receive a cash distribution per surrendered option share equal to the excess of (i) the highest price paid per share of the Company's common stock in such hostile tender offer over (ii) the exercise price payable per share under the cancelled option.

(2) Calculated based on total option grants to employees of 300,000 shares of Common Stock during the 1996 fiscal year.

(3) The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the Named Officers concerning the exercisability of options during the last fiscal year and unexercisable options held as of the end of the fiscal year (as of December 31, 1996). No options or stock appreciation rights were exercised during such fiscal year, and, except for the limited rights described in footnote (1) to the preceding table, no stock appreciation rights were outstanding at the end of that fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED
                                                                                   IN-THE-MONEY
                                                                              OPTIONS/SARS AT FY-END
                                                    NO. OF SECURITIES        (MARKET PRICE OF SHARES
                                                  UNDERLYING UNEXERCISED     AT FY-END LESS EXERCISE
                                                OPTIONS/SARS AT FY-END (#)        PRICE) ($)(1)
                                                --------------------------  --------------------------
NAME                                            EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------  -----------  -------------  -----------  -------------
Jon D. Lindjord...............................      45,000        195,000      159,525        497,475
Stephen R. Miller, M.D........................       9,990        129,969       23,726        102,676
Margaret A. Schalk............................       6,600        109,979       15,675         75,943
Shimshon Mizrachi.............................           0         50,000            0         15,750

------------------------

(1) Based on the fair market value of the Company's Common Stock on December 31, 1996 of $6.125 per share, the closing sales price per share on that date on the Nasdaq SmallCap Market.

LONG TERM INCENTIVE PLAN AWARDS

    No long term incentive plan awards were made to a Named Officer during the last fiscal year.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
  AGREEMENTS

    Effective August 1, 1995, Mr. Lindjord became Chief Executive Officer and President of the Company and each of the subsidiaries of the Company pursuant to a Letter Agreement, dated July 7, 1995. Pursuant to such Agreement, the Company agreed to pay Mr. Lindjord an annual salary of $175,000 payable semi-monthly, in addition to a $25,000 discretionary bonus payable at the end of Mr. Lindjord's first year of employment with the Company. In the event that the Company terminates Mr. Lindjord's employment without cause, the Company is obligated to continue to pay his salary for one year, subject to Mr. Lindjord's duty to mitigate damages by seeking alternative employment. Further, pursuant to such Agreement and under the Company's 1995 Stock Option Plan, the Company has issued to Mr. Lindjord options to purchase 180,000 shares of Common Stock exercisable at a weighted average price of $2.58 per share. Furthermore, Mr. Lindjord and his dependents will be eligible to receive paid medical and long-term disability insurance and such other health benefits as the Company makes available to its other senior officers and directors.

    Effective September 19, 1995, Dr. Miller became Vice President, Chief Medical Officer of the Company and of each of the Company's subsidiaries pursuant to a Letter Agreement, dated September 19, 1995. Pursuant to such Agreement, the Company agreed to pay Dr. Miller an annual salary of $145,000. In the event that the Company terminates Dr. Miller's employment without cause, the Company is obligated to continue to pay his salary for nine months, subject to Dr. Miller's duty to mitigate damages by seeking alternative employment. In addition, the Company issued Dr. Miller under the Company's 1995 Stock Option Plan an option to purchase 39,959 shares of the Company's Common Stock at an exercise price of $3.75 per share. Finally, Dr. Miller and his dependents will be eligible to receive paid medical and long-term disability insurance and such other health benefits as the Company makes available to its other senior officers and directors.

    Effective September 19, 1995, Ms. Schalk became Senior Director, Project Management of the Company and of each of the Company's subsidiaries pursuant to a Letter Agreement, dated September 19, 1995. Pursuant to such Agreement, the Company agreed to pay Ms. Schalk an annual salary of $100,000 and to reimburse Ms. Schalk for up to $8,000 of expenses incurred by her to relocate to Half Moon Bay, California. In the event that the Company terminates Ms. Schalk's employment without cause, the Company is obligated to continue to pay her salary for nine months, subject to Ms. Schalk's duty to mitigate damages by seeking alternative employment. In addition, the Company issued Ms. Schalk under the 1995 Stock Option Plan an option to purchase 26,639 shares of the Company's Common Stock at an exercise price of $3.75 per share. Finally, Ms. Schalk and her dependents will be eligible to receive paid medical and long-term disability insurance and such other health benefits as the Company makes available to its other senior officers and directors.

    Effective November 15, 1995, Mr. Mizrachi became Controller of the Company and of each of the Company's subsidiaries pursuant to a Letter Agreement, dated November 6, 1995. Pursuant to such Agreement, the Company agreed to pay Mr. Mizrachi an annual salary of $90,000 and to reimburse Mr. Mizrachi for up to $8,000 of expenses incurred by him to relocate to Half Moon Bay, California. In the event that the Company terminates Mr. Mizrachi's employment without cause, the Company is obligated to continue to pay his salary for six months, subject to Mr. Mizrachi's duty to mitigate damages by seeking alternative employment. Finally, Mr. Mizrachi and his dependents will be eligible to receive paid medical and long-term disability insurance and such other health benefits as the Company makes available to its other senior officers and directors.

    The Compensation Committee has the discretion under the 1995 Stock Option Plan to accelerate options granted to the Named Officers in connection with a change in control of the Company or upon the subsequent termination of the officer's employment following the change of control.

CHANGE OF CONTROL TRANSACTIONS

    Pursuant to a Common Stock Purchase Agreement dated August 16, 1996, entered into by and between the Company and each of Dreyfus Growth and Value Funds, Inc. ("Growth Fund") and Premier Strategic Growth Fund ("Strategic Fund"), the Company issued 140,000 shares of Common Stock to Growth Fund in consideration of $856,100 and 110,000 shares of Common Stock to Strategic Fund in consideration of $672,650. The Company granted certain registration rights to each of Growth Fund and Strategic Fund in connection with the foregoing private placement of its Common Stock. The foregoing transaction may be deemed a change in control because Growth Fund and Strategic Fund, together, own approximately 8.6% of the Company's shares of Common Stock. See "Security Ownership of Management and Certain Beneficial Owners."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company.

    Prior to a private financing consummated in September 1995, the Company's operations had been financed primarily through loans provided by Lindsay A. Rosenwald, M.D., a director and principal stockholder of the Company, and VentureTek, L.P. ("VentureTek"), a principal stockholder of the Company. The principal amount of such loans that had been advanced during the period from July 25, 1993 to June 30, 1995 together with the interest thereon through June 30, 1995, was $1,085,027 to Dr. Rosenwald and $1,357,277 to VentureTek, L.P. (such indebtedness, including accrued interest through June 30, 1995, is collectively referred to as the "Stockholder Loans"). On December 31, 1995, Stockholder Loans aggregating $2,442,304 in principal and interest were converted into an aggregate of 785,234 shares of the Company's Common Stock. The Company granted to Dr. Rosenwald and VentureTek unlimited "piggyback" registration rights and rights exercisable twice each year for registration on Form S-3 of such shares of Common Stock, as well as any shares thereafter acquired by such stockholders. The registration rights are subject to certain limitations and conditions, including the right of the underwriter to restrict the number of shares offered in a registration. In addition, the shares of Common Stock are subject to certain lockup restrictions.

    In addition to the Stockholder Loans, VentureTek provided a loan to the Company in July 1995 in an aggregate principal amount of $125,000, bearing interest at the rate of 10% annually. This loan, together with $115,011 interest accrued on such loan and on the Stockholder Loans (from July 1, 1995 until the conversion thereof into shares of Common Stock), was repaid on January 15, 1996 from the proceeds of the Company's initial public offering.

    On June 4, 1996, the Company entered into a letter agreement with Paramount, of which Dr. Rosenwald is the sole stockholder and which employs Dr. Prendergast and Mr. Kanzer, pursuant to which Paramount agreed to render financial advisory services to the Company. Pursuant to the letter agreement, the Company will compensate Paramount for such services by paying Paramount $5,000 per month and a retainer payable in warrants issuable to its designees to purchase 25,000 shares of the Company's Common Stock at an exercise price of $10.00 per share. The Company has agreed to pay Paramount additional consideration in the event Paramount assists the Company in connection with certain financing and strategic transactions. This letter agreement was in effect for one month and was not renewed.

    On June 24, 1996, the Company, Paramount and a second financial advisor (Paramount and the second financial advisor are collectively referred to as the "Financial Advisor") entered into a Financial Services Agreement pursuant to which the Financial Advisor agreed to render financial advisory services. Pursuant to the agreement, the Company paid the Financial Advisor a $30,000 retainer and has agreed to pay additional consideration in the event Paramount assists the Company in connection with certain financing and strategic transactions. Paramount has also agreed that, in the event it is entitled to compensation under both the June 4, 1996 letter agreement described above and the Financial Services Agreement, it will seek payment under only one of the agreements.

    On September 4, 1996, the Company and Paramount entered into a letter agreement pursuant to which Paramount agreed to render financial advisory services to the Company. Pursuant to the letter agreement, the Company will compensate Paramount for such services by paying Paramount $5,000 per month and a retainer payable in warrants issuable to its designees to purchase 25,000 shares of the Company's Common Stock at an exercise price of $10.00 per share. Paramount has also agreed that, in the event it is entittled to compensation under both this agreement and the Financial Services Agreement, it will seek payment under only one of the agreements.

    Effective February 26, 1997, the Company and an entity affiliated with Steve
H. Kanzer and John K. A. Prendergast, Ph.D., each a director of the Company, and Lindsay A. Rosenwald, M.D., a director and a greater than five percent stockholder of the Company (the "Agent") entered into a letter of intent whereby the Agent has agreed to act as placement agent for the Company in connection with a private placement of the securities of the Company (the "Private Placement"). Thereafter, the Company entered into an agreement (the "Placement Agreement") with the Agent pursuant to which the Company has agreed to pay to the Agent, if the Agent consummates the Private Placement, compensation in the form of (i) cash commissions equal to nine percent of the gross proceeds from the sale of the securities issued in the Private Placement (the "Units") and
(ii) a non-accountable expense allowance equal to four percent of the gross proceeds from the sale of Units. In addition, upon the final closing date of the sale of the Units being offered in the Private Placement, the Company will sell to the Agent and/or its designees, for $0.001 per warrant, certain warrants (the "Placement Agent Warrants") to acquire a number of newly issued Units.

Under the Placement Agreement, the Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act.

    In connection with the Private Placement, the Company and the Agent will enter into an advisory agreement (the "Placement Advisory Agreement") pursuant to which the Agent will act as the Company's non-exclusive financial advisor. Such engagement will provide that the Agent receive (i) a monthly retainer of $4,000 commencing on the first of the month following the initial closing date of the Private Placement (with a minimum engagement of 24 months), (ii) out-of-pocket expenses incurred in connection with services performed under the Placement Advisory Agreement and (iii) standard success fees in the event the Agent assists the Company in connection with certain financing and strategic transactions. The Agent has agreed that, in the event it is entitled to compensation under certain of its other agreements with the Company and the Placement Advisory Agreement, it will seek payment under only one of the agreements.

    All transactions between Atlantic and its officers, directors, principal stockholders and their affiliates are approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors. The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who are the beneficial owners of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Commission. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms furnished to the Company and certain written representations that no other reports were required, the Company believes that, during the period from January 1, 1996 to December 31, 1996, all officers, directors and beneficial owners of more than 10% of the Company's Common Stock complied with all Section 16(a) requirements, except that Dr. Prendergast filed a Form 5 five days after the filing due date and Mr. Mizrachi filed a Form 3 after the filing due date.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 24, 1997, by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of the Company's Common Stock subject to convertible securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days are deemed to be beneficially owned by the person holding such convertible security for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.

                                                                                    NUMBER        PERCENT OF TOTAL
NAME AND ADDRESS                                                                   OF SHARES    SHARES OUTSTANDING(1)
--------------------------------------------------------------------------------  -----------  -----------------------
VentureTek, L.P.(2).............................................................     438,493              15.05%
  39 Broadway
  New York, NY 10006
Lindsay A. Rosenwald, M.D.(3)...................................................     350,458              12.03%
  787 7th Avenue
  New York, NY 10019
Dreyfus Growth and Value Funds, Inc.,                                                140,000               4.80%
  a Maryland corporation,--Dreyfus Aggressive Growth Fund(4)....................
    200 Park Avenue
    New York, NY 10166
Premier Strategic Growth Fund,                                                       110,000               3.78%
  a Massachusetts Business Trust(4).............................................
    200 Park Avenue
    New York, NY 10166
Jon D. Lindjord (5).............................................................      60,000                  *
Yuichi Iwaki, M.D., Ph.D........................................................      10,000                  *
John K.A. Prendergast, Ph.D.(6).................................................       2,156                  *
Steve H. Kanzer.................................................................       2,121                  *
Stephen R. Miller, M.D. (7).....................................................      34,990                  *
Margaret A. Schalk (8)..........................................................      29,160                  *
Shimshon Mizrachi (9)...........................................................      12,500                  *
All current executive officers and directors as a group (8 persons) (3, 5-9)....     501,295              16.37%

------------------------

 * Less than 1.0%

                                                   FOOTNOTES APPEAR ON NEXT PAGE

(1) Percentage of beneficial ownership is calculated assuming 2,913,720 shares of Common Stock were outstanding on March 19, 1997. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares of Common Stock.

(2) The general partner of VentureTek, L.P. is Mr. C. David Selengut. Mr. Selingut may be considered a beneficial owner of the shares owned by VentureTek, L.P. by virtue of his authority as general partner to vote and/or dispose of such shares. VentureTek, L.P. is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, children, sisters of Dr. Rosenwald's wife and their husbands and children. Dr. Rosenwald disclaims beneficial ownership of such shares.

(3) Includes 570 shares owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Does not include 86 shares collectively owned by Dr. Rosenwald's mother and two brothers, of which Dr. Rosenwald disclaims beneficial ownership. Includes 380 shares owned by two companies of which Dr. Rosenwald is the sole stockholder.

(4) The Dreyfus Corporation serves as the investment advisor for each of Dreyfus Growth and Value Funds, Inc., a Maryland corporation,--Dreyfus Aggressive Growth Fund and Premier Strategic Growth Fund, a Massachusetts Business Trust, and as such may be considered the beneficial owner of the shares of Common Stock held by such funds.

(5)  Represents options exercisable within 60 days of March 24, 1996.

(6) Includes 53 shares of Common Stock held in trust for the benefit of the children of Dr. Prendergast. Dr. Prendergast disclaims beneficial ownership of such shares.

(7)  Represents options exercisable within 60 days of March 24, 1996.

(8)  Represents options exercisable within 60 days of March 24, 1996.

(9)  Represents options exercisable within 60 days of March 24, 1996.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Stockholders is expected to be December 31, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                  FORM 10-KSB

    The Company filed an Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Form 10-KSB") with the Commission. A copy of such Form 10-KSB has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Form 10-KSB is not incorporated into this Proxy Statement and is not considered proxy soliciting material. Stockholders may obtain additional copies of this report, without charge, by writing to Investor Relations, Atlantic Pharmaceuticals, Inc., 1017 Main Campus Drive, Suite 3900, Raleigh, North Carolina 27606.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: May 8, 1997

                                   APPENDIX A

                           INDEMNIFICATION AGREEMENT

    THIS AGREEMENT is made and entered into this day of ,       between Atlantic
Pharmaceuticals, Inc., a Delaware corporation ("Corporation"), and ("Officer/Director").

                                   RECITALS:

    A. Officer/Director performs a valuable service as       for the
Corporation.

    B. The stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees to the maximum extent authorized by Section 145 of the Delaware Corporations Code, as amended ("Code").

    C. The Bylaws and the Code, by their non-exclusive nature, permit contracts between Corporation and its officers with respect to indemnification of such officers.

    D. As a result of recent developments affecting the terms, scope and availability of Directors and Officers Liability Insurance ("D & O Insurance"), there exists general uncertainty as to the ability of Corporation to maintain and afford the current D & O Insurance held by the Corporation for the benefit of its officers.

    E. In order to induce Officer/Director to continue to serve in such capacity, Corporation has determined and agreed to enter into this contract with Officer/Director.

    NOW, THEREFORE, in consideration of Officer's/Director's continued service as an officer/director after the date hereof, the parties hereto agree as follows:

    1. INDEMNITY OF OFFICER/DIRECTOR. Corporation hereby agrees to hold harmless and indemnify Officer/ Director to the fullest extent authorized or permitted by the provisions of the Code, as may be amended from time to time (but, only to the extent that such amendment permits Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

    2.  ADDITIONAL INDEMNITY.  Subject only to the exclusions set forth in
Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Officer/Director:

        (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer/Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Officer/ Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer/Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

        (b) otherwise to the fullest extent as may be provided to Officer/Director by Corporation under the non-exclusivity provisions of the Corporation's Certificate of Incorporation and of the Bylaws and the Code.

    3. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 1 hereof shall be paid by Corporation:

        (a) except to the extent the aggregate of losses to be indemnified thereunder exceed the sum of such losses for which Officer/Director is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by Corporation;

        (b) in respect to remuneration paid to Officer/Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

        (c) on account of any suit in which judgment is rendered against Officer/Director for an accounting of profits made from the purchase or sale by Officer/Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

        (d) on account of Officer's/Director's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

        (e) on account of Officer's/Director's conduct that constituted a breach of Officer's/Director's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Officer/ Director was not legally entitled;

        (f) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both Corporation and Officer/Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

        (g) in connection with any proceeding (or part thereof) initiated by Officer/Director, or any proceeding by Officer/Director against Corporation or its directors, officers, stockholders, employees or other agents, unless
    (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of Corporation, (iii) such indemnification is provided by Corporation, in its sole discretion, pursuant to the powers vested in Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 7(b) hereof.

    4. CONTRIBUTION. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Officer/Director for any reason other than those set forth in Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Officer/Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Officer/Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Officer/ Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Officer/Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Officer/ Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

    5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall continue during the period Officer/Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Officer/Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer/Director was an officer/director of Corporation or serving in any other capacity referred to herein.

    6. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Officer/ Director of notice of the commencement of any action, suit or proceeding, Officer/Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Officer/Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Officer/Director notifies Corporation of the commencement thereof:

        (a) Corporation will be entitled to participate therein at its own expense;

        (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Officer/Director. After notice from Corporation to Officer/Director of its election so as to assume the defense thereof, Corporation will not be liable to Officer/Director under this Agreement for any legal or other expenses subsequently incurred by Officer/Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer/Director shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Officer/Director unless (i) the employment of counsel by Officer/Director has been authorized by Corporation, (ii) Officer/Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Officer/ Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Officer's/Director's separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Officer/Director shall have made the conclusion provided for in (ii) above; and

        (c) Corporation shall not be liable to indemnify Officer/Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer/Director without Officer's/Director's written consent. Neither Corporation nor Officer/Director will unreasonably withhold its consent to any proposed settlement.

    7.  ADVANCEMENT AND REPAYMENT OF EXPENSES.

    (a) In the event that Officer/Director employs his own counsel pursuant to
Section 6(b)(i) through (iii) above, Corporation shall advance to Officer/Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Officer/ Director for such expenses.

    (b) Officer/Director agrees that Officer/Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Officer/ Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Officer/Director is not entitled, under the provisions of the Code, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

    (c) Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to an officer/director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) who is party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by such Officer/Director, disclosure of confidential information in violation of such officer's fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach in bad faith of such officer's duty to Corporation or its stockholders.

    8.  ENFORCEMENT.

    (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Officer/Director to continue as an officer/director of Corporation, and acknowledges that Officer/Director is relying upon this Agreement in continuing in such capacity.

    (b) Any right to indemnification or advances granted by this Agreement to Officer/Director shall be enforceable by or on behalf of Officer/Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Officer/Director, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to Corporation) that Officer/Director is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Officer/Director is proper in the circumstances, nor an actual determination by Corporation (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Officer/Director is not entitled to indemnification under this Agreement or otherwise.

    9. SUBROGATION. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Officer/Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

    10. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Officer/Director by this Agreement shall not be exclusive of any other right which Officer/Director may have or hereafter acquire under any statute, provision of Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

    11.  SURVIVAL OF RIGHTS.

    (a) The rights conferred on Officer/Director by this Agreement shall continue after Officer/Director has ceased to be a director, officer, employee or other agent of Corporation or to serve at the request of Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Officer/Director's heirs, executors and administrators.

    (b) Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Corporation would be required to perform if no such succession had taken place.

    12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then Corporation shall nevertheless indemnify Officer/Director to the fullest extent provided by the Bylaws, the Code or any other applicable law.

    13. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

    14. BINDING EFFECT. This Agreement shall be binding upon Officer/Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Officer/Director, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

    15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

    16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

    (a) If to Officer/Director, at the address indicated on the signature page hereof.

    (b) If to the Corporation, to
      Atlantic Pharmaceuticals, Inc.
      1017 Main Campus Drive, Suite 3900
      Raleigh, NC 27606

or to such other address as may have been furnished to Officer/Director by Corporation.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                             ATLANTIC PHARMACEUTICALS, INC.
                                             a Delaware corporation

                                             By:
                                                        ------------------------------------------
                                                             Jon D. Lindjord, Chief Executive
                                                              Officer, President and Director

                                   Address:  ----------------------------------------------

                                             ----------------------------------------------

                         ATLANTIC PHARMACEUTICALS, INC.
                                     PROXY
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF ATLANTIC PHARMACEUTICALS, INC.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 21, 1997 and the Proxy Statement and appoints Jon D. Lindjord and Margaret A. Schalk, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Atlantic Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, on Wednesday, May 21, 1997 at 9:00 A.M. Eastern Standard Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

    1. To elect four directors to serve on the Board of Directors for the ensuing year and until their respective successors are duly elected and qualified:
      / /  FOR (except as marked to the contrary below)
        Jon D. Lindjord, Yuichi Iwaki, M.D., Ph.D., Steve H. Kanzer, John K.A. Prendergast, Ph.D.
      / /  WITHHOLD AUTHORITY TO VOTE

    2.  FOR  AGAINST  ABSTAIN
       / /      / /         / /       To approve a form of indemnification
      agreement to be enterend into by and between the Company
                         and its officers and directors.

    3.  FOR  AGAINST  ABSTAIN
       / /      / /         / /       To ratify the Board of Director's
      selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the year ending December 31, 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE DIRECTORS LISTED ABOVE AND A VOTE IN FAVOR OF THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

    Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                            ____________________________________

                                               (Print name(s) on certificate)
                                            ____________________________________

                                                   Please sign your name:
                                            ____________________________________

                                                 (Authorized Signature(s))
                                            Date: ______________________________